EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors

New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51988, and 333-32881) on Form S-8 and the registration statements (Nos. 333-188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333-166080, 333-210919, 333-210917, 333-230835, and 333-230836) on Form S-3 of New York Community Bancorp, Inc. of our reports dated February 28, 2020, with respect to the consolidated statements of condition of New York Community Bancorp, Inc. as of December 31, 2019 and 2018, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of New York Community Bancorp, Inc.

New York, New York

February 28, 2020